UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey		07901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2013, Celgene Corporation, a Delaware corporation (the “Company”), entered into a previously announced underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering of $400,000,000 aggregate principal amount of 2.300% Senior Notes due 2018 (the “2018 Notes”), $700,000,000 aggregate principal amount of 4.000% notes due 2023 (the “2023 Notes”) and $400,000,000 aggregate principal amount of 5.250% Senior Notes due 2043 (the “2043 Notes,” and together with the 2018 Notes and the 2023 Notes, collectively, the “Notes”).

On August 6, 2013, the Notes were issued under an Indenture (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

The 2018 Notes will bear interest at a rate of 2.300% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2014, the 2023 Notes will bear interest at a rate of 4.000% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2014 and the 2043 Notes will bear interest at a rate of 5.250% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2014.

The Notes will be unsecured, senior obligations and rank equal in right of payment to any of the Company’s existing and future senior unsecured indebtedness; senior in right of payment to any of the Company’s future subordinated indebtedness; and effectively subordinated in right of payment to any of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to the Company’s secured obligations, to the extent of the assets securing such obligations.

The Indenture contains covenants limiting the Company’s ability to: (1) create liens; or (2) merge, or consolidate or transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-169731), which became immediately effective upon its filing with the Securities and Exchange Commission (the “SEC”) on October 4, 2010. A preliminary Prospectus Supplement dated August 1, 2013 relating to the Notes was filed with the SEC on August 1, 2013, and a final Prospectus Supplement dated August 1, 2013 was filed with the SEC on August 2, 2013.

The net proceeds from the sale of the Notes are estimated to be approximately $1,479.4 million (after deducting underwriting discounts and estimated offering expenses payable by us).

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company, or its affiliates, including acting as lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions.

The description of the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Form of Notes issued pursuant to the Indenture are attached hereto as Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

4.1	Indenture, dated as of August 6, 2013, relating to the 2.300% Senior Notes due 2018, the 4.000% Senior Notes due 2023, and the 5.250% Senior Notes due 2043 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 2.300% Senior Notes due 2018

4.3	Form of 4.000% Senior Notes due 2023

4.4	Form of 5.250% Senior Note due 2043

5.1	Opinion of Proskauer Rose LLP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: August 6, 2013	By:	/s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse, Ph.D.
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of August 6, 2013, relating to the 2.300% Senior Notes due 2018, the 4.000% Senior Notes due 2023, and the 5.250% Senior Notes due 2043 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 2.300% Senior Notes due 2018

4.3	Form of 4.000% Senior Notes due 2023

4.4	Form of 5.250% Senior Note due 2043

5.1	Opinion of Proskauer Rose LLP